Exhibit 99.1

Cellectar Biosciences Appoints Brian M. Posner as Chief Financial Officer

MADISON, Wis. (April 4, 2018) – Cellectar Biosciences, Inc. (Nasdaq: CLRB), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of targeted treatments for cancer, today announces the appointment of Brian M. Posner as chief financial officer, effective as of April 1, 2018.

Mr. Posner is a strategic and financial executive with more than 30 years of diversified management experience in both public and private companies, ranging from start-ups to those with market capitalizations exceeding $1 billion. His expertise spans a range of functions including finance, accounting, information systems, risk management and investor relations.

“We welcome Brian to the Cellectar team and look forward to his significant contributions,” said James Caruso, chief executive officer of Cellectar Biosciences. “Brian’s passionate commitment to high performance aligns with our corporate culture. I am confident that his extensive experience across of variety of financial and corporate disciplines will significantly add to the strength of our management team.”

Mr. Posner joins Cellectar from Alliqua BioMedical, where he was chief financial officer. Prior to Alliqua, he was chief financial officer at Ocean Power Technologies and at Power Medical Interventions. Earlier, Mr. Posner spent nine years at Pharmacopeia, where he rose from director of finance to chief financial officer before the company was acquired by Ligand Pharmaceuticals. Before Pharmacopeia, he was chief financial officer and vice president of operations at Photosynthetic Harvest, a start-up biotechnology company, and regional chief financial officer at Omnicare. Mr. Posner began his career as an audit supervisor at Coopers & Lybrand which was subsequently merged to form PricewaterhouseCoopers.

“I am excited to join Cellectar at such a pivotal time of development and growth. I look forward to helping the team build Cellectar into a leading oncology company using our collective experiences and knowledge,” said Mr. Posner. “Cellectar’s promising CLR 131 programs and Phospholipid Drug Conjugate™ platform offer multiple opportunities to create near- and long-term shareholder value.

Mr. Posner earned a BA in Accounting at Queens College in New York City and an MBA in Managerial Accounting at Pace University. He is a licensed Certified Public Accountant (inactive) in the State of New York.

About Cellectar Biosciences, Inc.

Cellectar Biosciences is focused on the discovery, development and commercialization of drugs for the treatment of cancer. The company plans to develop proprietary drugs independently and through research and development (R&D) collaborations. The core drug development strategy is to leverage our PDC platform to develop therapeutics that specifically target treatment to cancer cells. Through R&D collaborations, the company’s strategy is to generate near-term capital, supplement internal resources, gain access to novel molecules or payloads, accelerate product candidate development and broaden our proprietary and partnered product pipelines.

The company's lead PDC therapeutic, CLR 131, is in a Phase 1 clinical study in patients with relapsed or refractory (R/R) multiple myeloma (MM) and a Phase 2 clinical study in R/R MM and a range of B-cell malignancies. In 2018 the company plans to initiate a Phase 1 study with CLR 131 in pediatric solid tumors and lymphoma, and a second Phase 1 study in combination with external beam radiation for head and neck cancer. The company’s product pipeline also includes two preclinical PDC chemotherapeutic programs (CLR 1700 and 1900) and partnered assets include PDCs from multiple R&D collaborations.

For more information please visit www.cellectar.com.

Forward-Looking Statement Disclaimer

This news release contains forward-looking statements. You can identify these statements by our use of words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," "continue," "plans," or their negatives or cognates. These statements are only estimates and predictions and are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to raise additional capital, uncertainties related to the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other government regulation, our pharmaceutical collaborators' ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third-party reimbursement. A complete description of risks and uncertainties related to our business is contained in our periodic reports filed with the Securities and Exchange Commission including our Form 10-K for the year ended December 31, 2017. These forward-looking statements are made only as of the date hereof, and we disclaim any obligation to update any such forward-looking statements.

CONTACT:

LHA Investor Relations

Miriam Weber Miller

212-838-3777

mmiller@lhai.com

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